EXHIBIT 3(i)(c)
CERTIFICATE OF MERGER
OF
TLM INDUSTRIES, INC.
AND GETTONER.COM, INC.


     TLM Industries, Inc. ("TLM"), and its wholly owned subsidiary, GetToner.com, Inc. ("GETTONER"), both New Jersey corporations, pursuant to a merger in accordance with Chapter 10 of the New Jersey Business Corporations Act ("NJBCA"), do hereby certify as follows:

     FIRST: In the manner prescribed by Chapter 10 of the NJBCA and pursuant to resolutions duly adopted, the Board of Directors and the shareholder of TLM have approved and authorized the merger attached hereto as Exhibit A.

     SECOND: The surviving corporation shall be: GetToner.com, Inc.

     THIRD: TLM has two (2) classes of capital stock outstanding, common stock, no par value, and preferred stock, no par value.

     FOURTH: The following table shows the class of stock and number of shares of TLM entitled to vote, together with the number of shares voted for and against the Plan of Merger:

                      Shares Entitled    Shares Voted     Shares Voted
                      to Vote            FOR Merger       AGAINST Merger
                      --------------------------------------------------

TLM Common Stock,
no par value              2,010,000       2,010,000             -0-

TLM Preferred Stock,
no par value                    200             200             -0-

     FIFTH: The Plan of Merger is to become effective on the date on which this Certificate of Merger and annexed Plan of Merger is filed in the office of the Secretary of State of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned corporation, by its duly authorized representative, have hereunto set their hands as of this the 7th day of March 2001.

TLM Industries, Inc.

/s/Anthony Lauro
----------------
   Anthony Lauro
   President

EXHIBIT A

PLAN AND AGREEMENT OF MERGER

     This PLAN AND AGREEMENT OF MERGER dated the 7th day of March 2001 is by and among TLM Industries, Inc. ("TLM"), a New Jersey corporation and GetToner.com, Inc. ("GETTONER"), a New Jersey corporation, herein sometimes referred to as "Surviving Corporation" and American International Ventures, Inc. ("AIVN").

     WHEREAS, TLM and GETTONER are corporations organized and existing under the laws of the State of New Jersey,

     WHEREAS, GETTONER is a wholly owned subsidiary of TLM, and TLM is a wholly owned subsidiary of AIVN,

     WHEREAS, the parties desire that TLM be merged into GETTONER, with GETTONER being the surviving corporation,

     WHEREAS, on this date, the Board of Directors and the sole shareholder of TLM have approved the merger transaction,

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants, and subject to the conditions herein set forth, the merging corporations agree as follows:

     1. At the effective time, TLM shall be merged into GETTONER, and GETTONER shall be the Surviving Corporation. The effective time of the merger shall be the date when the certificate of merger is filed with the Secretary of State of New Jersey.

     2. The merger shall be made and effective pursuant to the provisions of New Jersey Business Corporation Act. Upon such merger, the separate corporate existence of TLM shall cease, and the Surviving Corporation shall become the owner, without other transfer, of all the rights and property of the merging corporations, and the Surviving Corporation shall become subject to all debts and liabilities of the merging corporations in the same manner as if the Surviving Corporation had itself incurred them.

     3. The name of the Surviving Corporation shall be "GETTONER.COM, INC."

     4. The by-laws and certificate of incorporation of GETTONER will continue without change as the by-laws and certificate of incorporation, as amended, of the Surviving Corporation. The officers and directors of GETTONER shall remain as the officers and directors of the surviving corporation.

     5. All shares of capital stock of TLM shall be canceled upon the merger. At the effective time of the merger, all of the outstanding shares of capital stock of TLM automatically shall be converted to 1,000 shares of common stock of GETTONER, and all of the outstanding shares of capital stock of GETTONER held by TLM shall be retired.

     6. Prior to the merger, there were 1,900 shares of common stock outstanding of GETTONER, and 2,010,000 shares of common stock and 200,000 shares of preferred stock outstanding of TLM. After the merger, there shall be 1,000 shares of common stock outstanding of the Surviving Corporation.

     7. This Plan of Merger shall be governed in accordance with the laws of the State of New Jersey.